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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of SEQUUS Pharmaceuticals, Inc. for the registration of 1,150,000 shares of its convertible exchangeable preferred stock and to the incorporation by reference therein of our report dated January 27, 1997 with respect to the financial statements and schedule of SEQUUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                                   ERNST & YOUNG

Palo Alto, California
February 4, 1997